UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2021

CLEAN ENERGY FUELS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33480	33-0968580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4675 MacArthur Court, Suite 800 Newport Beach, CA	92660
(Address of Principal Executive Offices)	Zip Code

(949) 437-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	CLNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 7.01 Regulation FD Disclosure.

On May 11, 2021, Clean Energy Fuels Corp., a Delaware corporation (together with its consolidated subsidiaries the “Company”) issued a press release announcing the execution of the Third Amendment (as defined under Item 8.01 below). A copy of such press release is attached hereto as Exhibit 99.1.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On May 10, 2021, the Company and Chevron Products Company, a division of Chevron U.S.A. Inc. (“Chevron”) entered a Third Amendment (“Third Amendment”) to Vehicle Incentive Program Agreement (“VIPA”) that expanded Adopt-A-Port, an initiative that provides truck operators serving the Ports of Los Angeles and Long Beach with carbon-negative renewable natural gas (“RNG”) to reduce emissions. Under the Third Amendment, Chevron increased its funding for Adopt-a-Port by $20.0 million, to a total of $28.0 million.

Chevron’s aid allows truck operators to subsidize the cost of buying new RNG-powered trucks. The Company manages the program, including offering fueling services for qualified truck operators.  Truck operators participating in the program, which supports the ports’ Clean Trucks Program and Clean Air Action Plan, fuel at the Company’s stations supplied with Chevron RNG.  Importantly, Adopt-a-Port provides a meaningful air quality improvement for the adversely-impacted communities around the ports – such communities typically have the worst air quality in the U.S.

The Company expects the expanded Adopt-A-Port program to result in deployment of approximately 800 RNG-powered trucks that are anticipated to consume approximately 6.7 million gallons of RNG annually.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical facts and relate to future events or circumstances or the Company’s future performance, and they are based on the Company’s current assumptions, expectations and beliefs concerning future developments and their potential effect on the Company and its business. Forward-looking statements included herein include but are not limited to: expectations regarding the Adopt-a-Port program including the deployment of RNG-powered trucks and gallons of RNG consumed. Actual results, performance or achievements and the timing of events could differ materially from those anticipated in or implied by these forward-looking statements as a result of many factors, including our ability to realize the expected benefits from the Adopt-a-Port program; our ability to secure, on acceptable terms, a sufficient supply of RNG and our and our suppliers’ ability to finance, construct and develop projects and produce expected volumes of RNG; the willingness of fleets and other consumers to adopt our vehicle fuels, including RNG; regulatory conditions; and uncertainties related to the adoption of sustainable practices by our partners; and the other risks and uncertainties set forth under Item 1A - Risk Factors in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission. We encourage you to carefully consider these risks and uncertainties. The forward-looking Statements made in this Current Report on Form 8-K speak only as of the date of Current Report on Form 8-K and we undertake no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
99.1	Press Release, dated May 11, 2021, issued by Clean Energy Fuels Corp.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2021	CLEAN ENERGY FUELS CORP.

	By:	/s/ Robert M. Vreeland
Name: Robert M. Vreeland
Title: Chief Financial Officer